Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 1st day of April, 1999, by and among LITCHFIELD FINANCIAL CORPORATION, a Massachusetts corporation ("Litchfield"), STAMFORD BUSINESS CREDIT CORPORATION, a Delaware corporation and a wholly-owned subsidiary of Litchfield ("Stamford"), and LAND FINANCE CORPORATION., a Georgia corporation ("Land"). Stamford and Land are hereinafter sometimes referred to individually as a "Merging Corporation" and collectively as the "Merging Corporations."

                             W I T N E S S E T H:

      WHEREAS, the Boards of Directors of Litchfield and Land have approved the acquisition of Land by Litchfield; and

      WHEREAS, the Boards of Directors of Litchfield, Stamford and Land have approved the merger of Land into Stamford (the "Merger"), pursuant to the provisions set forth in this Agreement and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the States of Delaware and Georgia, which permit such Merger; and

      WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to describe various conditions.

      NOW, THEREFORE, for and in consideration of the mutual agreements, promises and covenants contained herein, the Merging Corporations do hereby agree, subject to the approval and adoption of the Agreement by the respective shareholders of all of the Merging Corporations, as hereinafter provided.

                                      I.
                             NAMES OF MERGING AND
                            SURVIVING CORPORATIONS

      The names of the corporations proposing to merge are Stamford Business Credit Corporation, a Delaware corporation, and Land Finance Corporation, a Georgia corporation. Stamford shall be the Surviving Corporation. Upon the Effective Date of Merger (as hereinafter defined), the name of the Surviving Corporation shall be "Stamford Business Credit Corporation."





                                 II.
                        TERMS AND CONDITIONS
                         OF PROPOSED MERGER

      A. The acts and things required to be done by the Georgia Business Corporation Code ("GBCC") in order to make the Agreement effective, including, but not limited to, the submission of this Agreement for the consent of the shareholders of Stamford and Land to the adoption and approval of this Agreement, the execution of a Certificate of Merger, the filing of the Certificate of Merger and the publication of the notice of such merger in the manner provided under the GBCC, shall be attended to and done by the proper officers of the Merging Corporations.

      B. This merger of Land into Stamford shall be effective on the later of April 1, 1999 or the filing of the Certificate of Merger with the Secretary of State of Georgia ("Effective Date of Merger").

      C. This Agreement may be terminated by the mutual consent of the Boards of Directors of both of the Merging Corporations at any time prior to the issuance of a Certificate of Merger by the Secretary of State of Georgia.

                                III.
                ARTICLES OF INCORPORATION, DIRECTORS
                AND OFFICERS OF SURVIVING CORPORATION

      The Articles of Incorporation of the Surviving Corporation shall not be changed in any manner as a result of this merger. The By-Laws of the Surviving Corporation shall not be changed in any manner as a result of this merger. From and after the Effective Date of Merger, the directors and officers of Stamford shall be the directors and officers of the Surviving Corporation

                                 IV.
                   MANNER AND BASIS OF CONVERSION
                         OF SHARES OF STOCK

      A. Upon the Effective Date of Merger, by virtue of the Merger and without any action on the part of any holder of any capital stock of Land, the manner and basis of converting the shares of stock of Land into shares of stock of Stamford shall be as follows:

           (1) all shares of Common Stock, no par value per share, of Land ("Land Common Stock") owned by Litchfield or any subsidiary of Litchfield or Land shall be canceled and shall cease to exist from and after the Effective Date of Merger; and





          (2) the remaining 16,020 issued and outstanding shares of Land Common Stock, shall be converted into, and become exchangeable for, 9,092 shares of validly issued, fully paid and nonassessable common stock, without par value, of Litchfield owned by Stamford ("Litchfield Common Stock"). Each owner of Land Common Stock will receive Litchfield Common Stock in proportion to his or her current ownership of Land
      Common Stock, or .5675 shares of Litchfield Common Stock for each share of Land Common Stock. The consideration referred to in this Section A is hereinafter referred to as the "Merger Consideration."

      B. At the Effective Date of Merger, by virtue of the Merger and without any action on the part of any holder of any capital stock of Stamford, each issued and outstanding share of common stock of Stamford shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

      C. The exchange of capital stock certificates shall take place as follows:

           (1) As soon as practical after the Effective Date of Merger, Litchfield shall make available to the Exchange Agent the certificates representing shares of Litchfield Common Stock required to effect the exchange referred to in Section C(2) of this Article IV. Shares of Litchfield Common Stock into which shares of Land Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Date of Merger.

           (2) As soon as practical after the Effective Date of Merger, each holder of a certificate of Land Common Stock, shall receive in exchange therefor, upon surrender thereof to Lawler & Tanner, P.C. (the "Exchange Agent"), a certificate or certificates representing the number of shares of Litchfield Common Stock into which such holder's shares of Land Common Stock were converted pursuant to Section A hereof. Until so surrendered, each such outstanding certificate of Land Common Stock shall be deemed for all corporate purposes to evidence the applicable ownership interest of the number of shares of Litchfield Common Stock.

      D. From and after the Effective Date of Merger, the stock transfer books of Land shall be closed and no transfer of shares of Land Common Stock shall thereafter be made. If, after the Effective Date of Merger, Land Certificates are presented to Litchfield, they shall be canceled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Article IV.

                                 IV.
                       CONTINUITY OF INTEREST





      A. The holders of Land Common Stock represent and warrant that they, individually, have, and as of the Effective Date of Merger will have, no present plan, intention or arrangement to sell, transfer or otherwise dispose of a number of shares of Litchfield Common Stock to be received in the Merger that would reduce former Land's shareholders' ownership of Litchfield Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the issued and outstanding capital stock of Land immediately prior to the Effective Date of Merger.

      B. Each holder of Land Common Stock agrees that prior to the Effective Date of Merger, he or she will not sell, transfer, or otherwise dispose of any Land Common Stock without the consent of all the other holders of Land Common Stock.

      C. Each Land shareholder agrees that, for a period of one year after the Effective Date of Merger (the "Post-Merger Continuity Period"), he or she will not sell, transfer or otherwise dispose of any Litchfield Common Stock without the consent of all the other pre-merger holders of Land.

                                 V.
                   REPRESENTATIONS AND WARRANTIES

      A. Representations and Warranties of Litchfield and Stamford. Litchfield and Stamford make the following warranties and representations to Land, its successors and assigns, each of which is true and correct as of the date of this Agreement and on and as of the Effective Date of Merger, with the understanding that all of the warranties and representations contained herein shall survive the Effective Date of Merger:

           (1) Litchfield and Stamford are duly organized, validly existing and in good standing under the laws of the jurisdictions of incorporation or organization; Litchfield and Stamford have the full corporate power, authority and legal right to execute and deliver this Agreement and all other documents and instruments contemplated hereby, to perform their respective obligations and to comply with the terms and conditions hereunder and thereunder; this Agreement and all documents and instruments contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of Litchfield and Stamford, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by Litchfield and Stamford to make this Agreement and all other documents and instruments contemplated hereby valid and binding upon Litchfield and Stamford in accordance with their terms;

           (2) The consummation of the Merger contemplated by this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of Litchfield's or Stamford's organizational documents or any legal restriction or any agreement or instrument to which Litchfield and Stamford is now a party or by which each is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Litchfield, Stamford or any of their property is subject;





          (3) No consent of any other party and no consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the consummation of the Merger by Litchfield or Stamford, or if required, such approval has been obtained;

           (4) Both Litchfield and Stamford have made all requisite filings with the Securities and Exchange Commission ("SEC Filings"); and such filings contain true and accurate information in all material respects; and

           (5)  Litchfield  and  Stamford   understand  and  agree  that  Land,
      without independent investigation, is relying upon the above representations and warranties in contemplating the Merger. Litchfield and Stamford further agree that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect after the Merger.

      B. Representations and Warranties of Land. Land makes the following warranties and representations to Litchfield and Stamford, their successors and assigns, each of which is true and correct as of the date of this
Agreement and on and as of the Effective Date of Merger, with the understanding that all of the warranties and representations contained herein shall survive the Effective Date of Merger:

           (1) Land is duly organized and validly existing under the laws of the jurisdiction of incorporation or organization; Land has the full corporate power, authority and legal right to execute and deliver this Agreement and all other documents and instruments contemplated hereby, to perform its obligations and to comply with the terms and conditions hereunder and thereunder; this Agreement and all documents and instruments contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of Land, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by Land to make this Agreement and all other documents and instruments contemplated hereby valid and binding upon Land in accordance with their terms;

           (2) The consummation of the Merger contemplated by this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of Land's organizational documents or any legal restriction or any agreement or instrument to which Land is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Land or any of its property is subject;

           (3) No consent of any other party and no consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the consummation of the Merger by Land, or if required, such approval has been obtained;




           (4) The authorized capital stock of Land Finance consists solely of one hundred thousand (100,000) shares of Land Finance Common Stock, of which twenty-two thousand three hundred fifty-three and one-third (22,353 1/3) shares are outstanding. All of the issued and outstanding shares of Land Finance Common Stock are duly authorized and validly issued, and are fully paid, non-assessable and free of preemptive rights; and

           (5)  Land Finance has no subsidiaries.

                                 VI.
                          EFFECT OF MERGER

      Upon the Effective Date of Merger:

      A.   The separate existence of Land shall cease.

      B. The Surviving Corporation shall possess all the rights, privileges, immunities and powers and shall be subject to all of the duties and liabilities of a corporation organized under the laws of the State of Delaware.

      C. The Surviving Corporation shall possess all the rights, privileges, immunities and franchises, whether of a public or a private nature, of all of the Merging Corporations.

      D. All property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to all of the Merging Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed.

      E. The title to any real estate, or any interest therein, vested in any of the Merging Corporations, shall not revert or be in any way impaired by reason of the merger.

      F. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of all of the Merging Corporations.

      G. Any claims existing or actions or proceedings pending by or against any of the Merging Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in its place.

      H. Neither the rights of creditors nor any liens upon the property of any of the Merging Corporations shall be impaired by the Merger.








                               VII.
                         SERVICE OF PROCESS

      The Surviving Corporation may be served with process in the State of Georgia in any proceeding of enforcement of any obligation of Land, as well as for enforcement of any obligation of the Surviving Corporation arising from the merger.

                                VIII.
                       PLAN OF REORGANIZATION

      The Merging Corporations hereby adopt a plan of reorganization pursuant to the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, to be effectuated in the manner herein set forth.

                                 IX.
                         GENERAL PROVISIONS

      A. Land agrees that from time to time, as and when requested by Stamford or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further or other action, as the Surviving Corporation may deem necessary or desirable, in order more fully to vest in and confirm to the Surviving Corporation title to and possession of all property, rights, privileges, powers and franchises of Land and otherwise to carry out the intent and purposes of this Agreement.

      B. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.

      C. This Agreement shall be construed and performed in accordance with the laws of the State of Georgia. The rights and liabilities of the parties shall bind and inure to the benefit of their respective successors and assigns.

      D. This Agreement constitutes the entire agreement among the parties pertaining to its subject matter and supersedes all prior agreements and understandings of the parties in connection therewith. This Agreement cannot be changed or terminated orally, nor shall any change, termination or attempted waiver of any of the provisions of this Agreement be binding on any Merging Corporation unless in writing signed by its President.






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      IN WITNESS  WHEREOF,  all of the  Merging  Corporations  have caused this
Agreement and Plan of Merger to be executed on their behalf and their respective corporate seals affixed and the foregoing attested, all by their dully authorized officers on the day and year first above specified.

                               LITCHFIELD     FINANCIAL     CORPORATION,      a
                               Massachusetts corporation


                               By:/s/ Joseph S. Weingarten
                               Name: Joseph S. Weingarten
                               Title: Executive Vice President



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                               STAMFORD   BUSINESS   CREDIT   CORPORATION,    a
                               Delaware corporation



                               By:/s/ Joseph S. Weingarten
                               Name: Joseph S. Weingarten
                               Title: Executive Vice President


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